UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 22, 2005
DATATRAK International, Inc

(Exact Name of Registrant as Specified in Charter)

Ohio	000-20699	34-1685364

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6150 Parkland Boulevard, Mayfield Hts., Ohio	44124

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code 440-443-0082
N/A

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement
     On July 22, 2005, at the Annual Meeting of Shareholders of DATATRAK International, Inc. (the “Company”), the shareholders of the Company approved the DATATRAK International, Inc. 2005 Omnibus Equity Plan (the “Omnibus Plan”), which was previously approved by the Compensation Committee of the Board of Directors and further approved and adopted by the Board of Directors of the Company on May 3, 2005, subject to shareholder approval. The Omnibus Plan became effective upon approval by the shareholders of the Company.
     For a description of the material features of the Omnibus Plan, please refer to the Company’s Definitive Proxy Statement for the Annual Meeting of Shareholders held on July 22, 2005, a copy of which was filed with the Securities and Exchange Commission (the “Commission”) on June 17, 2005.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits

The following Exhibit is furnished as part of this report:

Exhibit No.	Description

10.1	2005 Omnibus Equity Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATATRAK INTERNATIONAL, INC.
Date July 28, 2005	By	/s/ Terry C. Black
Terry C. Black
Vice President of Finance, Chief Financial Officer, Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	2005 Omnibus Equity Plan